Exhibit 99.7

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF THE

COMBINED COMPANY

On September 28, 2021, a wholly-owned subsidiary of the Company entered into the Equity Purchase Agreement, the Insurance Purchase Agreement and the Real Estate Purchase Agreement (collectively, the “Acquisition Agreements”) with certain entities affiliated with the LHM Business and the other parties thereto (collectively, the “Sellers”). Pursuant to the Acquisition Agreements, the Company will acquire all of the equity interests in the entities related to, and the real property related to, the LHM Business for a purchase price of approximately $3.3 billion (including related fees).

The unaudited pro forma condensed combined financial statements (referred to as the “pro forma financial statements”) presented below are derived from the historical combined financial statements of the Company, the LHM Dealership Business, the TCA Insurance Business and the LHM Real Estate Business, as adjusted to as adjusted to reflect following pro forma transactions (collectively, the “Pro Forma Transactions”):

•	the consummation of the LHM Acquisition in full;

•	the assumed net cash proceeds, after deducting the underwriting discount, of $600.0 million from the Company’s proposed issuance of approximately 3,300,000 shares of its common stock;

•	the proposed issuance of $ aggregate principal amount of 2029 Notes and $ aggregate principal amount of 2032 Notes;

•

the proposed drawdown of $175.1 million under the New Vehicle Floor Plan Facility, $140.0 million under the Used Vehicle Floor Plan Facility and $235.0 million under the 2019 Senior Credit Facility; and

•	the assumed execution and drawdown of $600.0 million in connection with the New Real Estate Facility.

The information regarding the LHM Business presented in this section represents the combined results of the LHM Dealership Business, the LHM Real Estate Business and the TCA Insurance Business. For summaries of the Pro Forma Transactions, including the LHM Acquisition and this offering of Notes, see the section of this offering memorandum entitled “Summary–The Transactions–Acquisition of the LHM Business.”

The unaudited pro forma condensed combined balance sheet as of September 30, 2021, assumes that the Pro Forma Transactions, including this offering of Notes, occurred on September 30, 2021.

The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2021, the year ended December 31, 2020 and the nine months ended September 30, 2020 assume that the Pro Forma Transactions, including this offering of Notes, occurred on January 1, 2020.

The following unaudited pro forma condensed combined financial information should be read in conjunction with the following financial statements, all of which are incorporated by reference herein:

•	the audited consolidated financial statements of Asbury as of December 31, 2020 and for the three years ended December 31, 2020;

•	the unaudited consolidated financial statements of Asbury as of and for the nine months ended September 30, 2021 and September 30, 2020;

•	the audited combined financial statements of the LHM Dealership Business as of and for the years ended December 31, 2020 and 2019;

•	the unaudited combined financial statements of the LHM Dealership Business as of and for the nine months ended September 30, 2021 and September 30, 2020;

•	the audited combined financial statements of the LHM Real Estate Business as of and for the years ended December 31, 2020 and 2019;

•	the unaudited combined financial statements of the LHM Real Estate Business as of and for the nine months ended September 30, 2021 and September 30, 2020;

•	the audited combined financial statements of the TCA Insurance Business as of and for the years ended December 31, 2020 and 2019; and

•	the unaudited combined financial statements of the TCA Insurance Business as of and for the nine months ended September 30, 2021 and September 30, 2020.

The unaudited pro forma condensed combined financial information of the Combined Company does not give effect to (1) future cost savings or run-rate synergies, restructuring or integration charges or operational improvements that are expected to result from the LHM Acquisition, except as indicated below, (2) the impact of non-recurring items directly related to the Transactions, (3) four recent dealership acquisitions and two recent dispositions as described under the caption “—Other Recent Acquisitions and Dispositions” or (4) the anticipated disposition of six dealerships by the end of first quarter of 2022 and assumes the acquisition of the entire LHM Business. See “Risk Factors—Risks Related to the LHM Acquisition—We may not acquire all assets of the LHM Business.” The consummation of the Pro Forma Transactions, including the LHM Acquisition, is subject to the satisfaction of customary closing conditions, including the absence of a material adverse change in the LHM Business and the receipt of competition clearances in certain jurisdictions. If the LHM Acquisition is consummated, our post-closing recourse is limited. See “Risk Factors—Risks Related to the LHM Acquisition —If the LHM Acquisition is consummated, our post-closing recourse for liabilities related to the LHM Business is limited.”

The pro forma adjustments reported in these financial statements are based upon available information and certain assumptions that the Company’s management believes are reasonable. See “Risk Factors—Risks Related to the LHM Acquisition—We may not acquire all assets of the LHM Business.” The unaudited pro forma condensed combined financial information of the Combined Company is presented for informational purposes only and is not intended to represent or be indicative of what the results of operations or financial condition would have been had Pro Forma Transactions, including the LHM Acquisition and this offering of Notes, actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial condition for any future period or as of any future date. See “Risk Factors—Risks Related to the LHM Acquisition—The pro forma financial information in this offering memorandum may not be reflective of our operating results and financial condition following the Transactions, particularly if less than all of the assets of the LHM Business are acquired.” The unaudited pro forma condensed combined financial information of the Combined Company should be read in conjunction with “Summary—The Transactions—Acquisition of the LHM Business,” “Risk Factors,” “Use of Proceeds,” “Summary—Summary Historical Combined Financial Information of Asbury and Unaudited Pro Forma Condensed Combined Financial Information of the Combined Company,” “Summary—Summary Historical Combined Financial Information of the LHM Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company,” as well as the audited and unaudited historical financial statements and related notes of the Company and the LHM Business included in this offering memorandum.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information of the Combined Company.

ASBURY AUTOMOTIVE GROUP, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2021

(In millions, except per share data)

		LHM Group
	Asbury Automotive Group, Inc.	TCA Insurance Business (Note 4)	LHM Dealership Business	LHM Real Estate Business (Note 4)	LHM Business Pro Forma Adjustments (Note 6)		Finance Adjustments (Note 8)		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$330.6	$57.4	$83.6	$—	$(3,294.1)	a	$3,176.7	f	$354.2
Investments, short-term	—	3.5	—	—	—		—		3.5
Contracts-in-transit, net	100.3	—	—	—	86.9	o	—		187.2
Accounts receivable, net	106.6	16.1	169.6	—	(103.0)	b, o	—		189.3
Inventories, net	413.8	—	372.1	—	(15.0)	c	—		770.9
Assets held for sale	15.8	—	—	—	—		—		15.8
Deferred acquisition costs	—	120.5	—	—	(120.5)	b	—		—
Other current assets	183.4	0.7	6.4	0.6	21.2	l	—		212.3

Total current assets	1,150.5	198.2	631.7	0.6	(3,424.5)		3,176.7		1,733.2
PROPERTY AND EQUIPMENT, net	1,196.8	1.5	31.5	529.2	220.2	d	—		1,979.2
INVESTMENTS, LONG-TERM	—	127.5	—	—	0.4	k	—		127.9
DEFERRED ACQUISITION COSTS	—	346.0	—	—	(346.0)	b	—		—
OPERATING LEASE RIGHT-OF-USE-ASSETS	215.9	—	—	—	34.0	e	—		249.9
GOODWILL	569.5	—	86.4	—	1,984.6	f	—		2,640.5
INTANGIBLE ASSETS	425.2	—	174.2	—	(169.0)	f	—		430.4
RELATED PARTY RECEIVABLES	—	58.8	—	—	(58.8)	b	—		—
OTHER LONG-TERM ASSETS	13.5	0.1	—	—	—		2.2	c	15.8

Total assets	$3,571.4	$732.1	$923.8	$529.8	$(1,759.1)		$3,178.9		$7,176.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Floor plan notes payable—trade, net	$22.1	$—	$9.0	$—	$(9.0)	g	—		$22.1
Floor plan notes payable—non-trade, net	116.1	—	173.2	—	(173.2)	g	293.9	c	410.0
Current maturities of long-term debt	43.3	—	—	—	—		30.0	d	73.3
Unearned premiums, current	—	199.9	—	—	(154.7)	i	—		45.2
Due to related parties	—	—	46.0	—	(46.0)	b	—		—
Current maturities of operating leases	18.2	—	—	—	7.5	e	—		25.7
Accounts payable and accrued liabilities	459.5	12.3	210.5	1.9	(16.0)	b	21.3		689.5

Total current liabilities	659.2	212.2	438.7	1.9	(391.4)		345.2		1,265.7
LONG-TERM DEBT	1,327.7	—	—	16.3	(16.3)	h	2,281.9	g	3,609.6
OPERATING LEASE LIABILITY	202.3	—	—	—	26.5	e	—		228.8
DEFERRED INCOME TAXES	35.3	—	—	—	—		—		35.3
UNEARNED PREMIUMS, LONG-TERM	—	471.8	—	—	(365.7)	i	—		106.1
OTHER LONG-TERM LIABILITIES	45.6	—	32.5	—	—		—		78.1
RELATED PARTY PAYABLES	—	—	2.8	431.6	(434.4)	b	—		—
COMMITMENTS AND CONTINGENCIES	—	—	—	—	—		—		—
SHAREHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued or outstanding	—	—	—	—	—		—		—
Common stock, $.01 par value, 90,000,000 shares authorized; 41,254,248 actual shares issued and 44,554,248 shares issued on a pro forma basis, including shares held in treasury, respectively	0.4	2.5	2.5	—	(5.0)	j	—		0.4
Additional paid-in capital	607.7	85.1	432.5	80.0	(597.6)	j	578.7	b	1,186.4
Retained earnings	1,740.8	(39.6)	16.7	—	23.0	j	(26.9)	e	1,714.0
Treasury stock, at cost; 21,913,437 shares, respectively	(1,043.9)	—	(1.9)	—	1.9	j	—		(1,043.9)
Accumulated other comprehensive loss	(3.7)	0.1	—	—	(0.1)	j	—		(3.7)

Total shareholders’ equity	1,301.3	48.1	449.8	80.0	(577.8)		551.8		1,853.2

Total liabilities and shareholders’ equity	$3,571.4	$732.1	$923.8	$529.8	$(1,759.1)		$3,178.9		$7,176.9

ASBURY AUTOMOTIVE GROUP, INC.

Unaudited Pro Forma Condensed Combined Statements of Income

For the Nine Months Ended September 30, 2021

(In millions, except per share data)

		LHM Group
	Asbury Automotive Group, Inc.	TCA Insurance Business (Note 4)	LHM Dealership Business (Note 4)	LHM Real Estate Business (Note 4)	LHM Group Eliminations (Note 5)		LHM Business	LHM Business Pro Forma Adjustments (Note 6)		Finance Adjustments (Note 8)		Pro Forma Combined
REVENUE:
New vehicle	$3,649.6	$—	$2,255.5	$—	$—		$2,255.5	$—		$—		$5,905.1
Used vehicle	2,386.1	—	1,425.2	—	—		1,425.2	—		—		3,811.3
Parts and service	851.5	—	520.4	—	(26.8	) c	493.6	—		—		1,345.1
Finance and insurance, net	295.7	200.8	191.0	—	(177.0	) a, b	214.8	—		—		510.5
Rent income	—	—	—	46.4	(46.4	) d	—	—		—		—
Other	—	—	1.8	—	(0.2	) b	1.6	—		—		1.6

TOTAL REVENUE	7,182.9	200.8	4,393.9	46.4	(250.4)		4,390.7	—		—		11,573.6
COST OF SALES:
New vehicle	3,324.0	—	2,008.9	—	—		2,008.9	(14.8	) c	—		5,318.1
Used vehicle	2,174.6	—	1,241.8	—	—		1,241.8	—		—		3,416.4
Parts and service	324.4	—	298.1	—	(15.4	) c	282.7	—		—		607.1
Finance and insurance	—	123.4	—	—	(99.1	) b,c	24.3	0.8	f	—		25.1

TOTAL COST OF SALES	5,823.0	123.4	3,548.8	—	(114.5)		3,557.7	(14.0)		—		9,366.7

GROSS PROFIT	1,359.9	77.4	845.1	46.4	(135.9)		833.0	14.0		—		2,206.9
OPERATING EXPENSES:
Selling, general, and administrative	778.2	4.9	597.6	7.7	(97.8	) a,b,d	512.4	—		—		1,290.6
Depreciation and amortization	30.6	0.7	5.8	11.6	—		18.1	2.0	d	—		50.7
Other operating (income) expense, net	(4.6)	—	—	0.2	—		0.2	—		—		(4.4)

INCOME FROM OPERATIONS	555.7	71.8	241.7	26.9	(38.1)		302.3	12.0		—		870.0
OTHER EXPENSES (INCOME):
Floor plan interest expense	6.5	—	4.0	—	—		4.0	—		(0.8)	c	9.7
Other interest expense, net	43.2	—	(0.2)	10.1	—		9.9	—		56.7	a, c, d	109.8
Gain on divestiture	(8.0)	—	—	—	—		—	—		—		(8.0)

Total other expenses, net	41.7	—	3.8	10.1	—		13.9	—		55.9		111.5

INCOME BEFORE INCOME TAXES	514.0	71.8	237.9	16.8	(38.1)		288.4	12.0		(55.9)		758.5
Income tax expense	122.1	1.7	—	—	—		1.7	70.4	i	(13.4)	6(i)	180.8

NET INCOME	$391.9	$70.1	$237.9	$16.8	$(38.1)		$286.7	$(58.4)		$(42.5)		$577.7

EARNINGS PER SHARE:
Net income—Basic	$20.31											$25.56

Net income—Diluted	$20.10											$25.34

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19.3											22.6
Restricted stock	0.1											0.1
Performance share units	0.1											0.1

Diluted	19.5											22.8

ASBURY AUTOMOTIVE GROUP, INC.

Pro Forma Condensed Combined Statements of Income

For the Year Ended December 31, 2020

(In millions, except per share data)

		LHM Group
	Asbury Automotive Group, Inc.	Adjusted TCA Business (Note 4)	LHM Dealership Business	LHM Real Estate Business (Note 4)	LHM Group Eliminations (Note 5)		LHM Business	LHM Pro Forma Adjustments (Note 6)		Park Place Pro Forma Information (Note 7)	Finance Adjustments (Note 8)		Pro Forma Combined
REVENUE:
New vehicle	$3,767.4	$—	$2,600.7	$—	$—		$2,600.7	$—		$389.8	$—		$6,757.9
Used vehicle	2,169.5	—	1,503.9	—	—		1,503.9	—		305.5	—		3,978.9
Parts and service	889.8	—	622.2	—	(32.7	) c	589.5	—		143.4	—		1,622.7
Finance and insurance, net	305.1	239.2	206.8	—	(202.5	) a,b	243.5	—		16.6	—		565.2
Rent income	—	—	—	62.3	(62.3	) d	—	—		—	—		—
Other		—	0.9	—	(0.1	) b	0.8	—		1.8	—		2.6

TOTAL REVENUE	7,131.8	239.2	4,934.5	62.3	(297.6)		4,938.4	—		857.1	—		12,927.3
COST OF SALES:
New vehicle	3,548.9	—	2,411.5	—	—		2,411.5	4.6c		359.5	—		6,324.5
Used vehicle	2,012.9	—	1,325.0	—	—		1,325.0	—		283.6	—		3,621.5
Parts and service	346.6	—	353.3	—	(18.6	) c	334.7	—		63.2	—		744.5
Finance and insurance	—	141.0	—	—	(111.0	) b,c	30.0	1.0 f		—	—		31.0
Other cost of sales	—	—	—	—	—		—	—		0.3	—		0.3

TOTAL COST OF SALES	5,908.4	141.0	4,089.8	—	(129.6)		4,101.2	5.6		706.6	—		10,721.8

GROSS PROFIT	1,223.4	98.2	844.7	62.3	(168.0)		837.2	(5.6)		150.5	—		2,205.5
OPERATING EXPENSES:
Selling, general, and administrative	781.9	6.6	662.4	11.0	(122.1	) a,b,d	557.9	—		133.0	—		1,472.8
Depreciation and amortization	38.5	0.9	9.1	15.4	—		25.4	1.3 d		2.4	—		67.6
Franchise rights impairment	23.0	—	7.4	—	—		7.4	(7.4	) f	—	—		23.0
Other operating (income) expense, net	9.2	—	—	—	—		—	—		(0.6)	—		8.6

INCOME FROM OPERATIONS	370.8	90.7	165.8	35.9	(45.9)		246.5	0.5		15.7	—		633.5
OTHER EXPENSES (INCOME):
Floor plan interest expense	17.7	—	12.1	—	—		12.1	—		0.8	(7.8	) c	22.8
Other interest expense, net	56.7	—	(0.3)	22.6	—		22.3	—		0.8	93.4 a, c, d		173.2
Loss on extinguishment of long-term debt, net	20.6	—	—	—	—		—	—		—	—		20.6
Gain on divestiture	(62.3)	—	—	—	—		—	—		—	—		(62.3)

Total other expenses, net	32.7	—	11.8	22.6	—		34.4	—		1.6	85.6		154.3

INCOME BEFORE INCOME TAXES	338.1	90.7	154.0	13.3	(45.9)		212.1	0.5		14.1	(85.6)		479.2
Income tax expense	83.7	1.6	—	—	—		1.6	49.4 i		4.2	(20.5	)6 (i)	118.4

NET INCOME	$254.4	$89.1	$154.0	$13.3	$(45.9)		$210.5	$(48.9)		$9.9	$(65.1)		$360.8

EARNINGS PER SHARE:
Net income—Basic	$13.25												$16.04

Net income—Diluted	$13.18												$15.96

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19.2												22.5
Restricted stock	—												—
Performance share units	0.1												0.1

Diluted	19.3												22.6

ASBURY AUTOMOTIVE GROUP, INC.

Unaudited Pro Forma Condensed Combined Statements of Income

For the Nine Months Ended September 30, 2020

(In millions, except per share data)

		LHM Group						LHM Business Pro Forma Adjustments (Note 6)		Park Place Pro Forma Information (Note 7)	Finance Adjustments (Note 8)		Pro Forma Combined
	Asbury Automotive Group, Inc.	TCA Insurance Business (Note 4)	LHM Dealership Business	LHM Real Estate Business (Note 4)	LHM Group Eliminations (Note 5)		LHM Business
REVENUE:
New vehicle	$2,541.8	$—	$1,867.3	$—	$—		$1,867.3	$—		$389.8	$—		$4,798.9
Used vehicle	1,510.2	—	1,150.9	—	—		1,150.9	—		305.5	—		2,966.6
Parts and service	628.0	—	461.5	—	(24.5)	c	437.0	—		143.4	—		1,208.4
Finance and insurance, net	217.8	177.5	154.9	—	(151.1)	a,b	181.3	—		16.6	—		415.7
Rent income	—	—	—	46.7	(46.7)	d	—	—		—	—		—
Other	—	—	0.6	—	(0.1)	b	0.5	—		1.8	—		2.3

TOTAL REVENUE	4,897.8	177.5	3,635.2	46.7	(222.4)		3,637.0	—		857.1	—		9,391.9
COST OF SALES:
New vehicle	2,406.2	—	1,740.5	—	—		1,740.5	3.5	c	359.5	—		4,509.7
Used vehicle	1,393.2	—	1,013.7	—	—		1,013.7	—		283.6	—		2,690.5
Parts and service	247.3	—	262.0	—	(13.9)	c	248.1	—		63.2	—		558.6
Finance and insurance	—	106.0	—	—	(81.4)	b,c	24.6	0.8	f	0.3	—		25.7

TOTAL COST OF SALES	4,046.7	106.0	3,016.2	—	(95.3)		3,026.9	4.3		706.6	—		7,784.5

GROSS PROFIT	851.1	71.5	619.0	46.7	(127.1)		610.1	(4.3)		150.5	—		1,607.4
OPERATING EXPENSES:
Selling, general, and administrative	553.4	5.0	489.4	7.3	(91.5)	a,b,d	410.4	—		133.0	—		1,096.6
Depreciation and amortization	29.0	0.7	6.9	11.6	—		19.2	0.9	d	2.4	—		51.5
Franchise rights impairment	23.0	—	—	—	—		—	—		—	—		23.0
Other operating (income) expense, net	9.4	—	—	0.2	—		—	—		(0.6)	—		9.0

INCOME FROM OPERATIONS	236.3	65.8	122.7	27.6	(35.6)		180.5	(5.2)		15.7	—		427.3
OTHER EXPENSES (INCOME):
Floor plan interest expense	14.1	—	10.2	—	—		10.2	—		0.8	(7.0	)c	18.1
Other interest expense, net	41.7	—	(0.3)	16.5	—		16.2	—		0.8	50.4	a,c,d	109.1
Loss on extinguishment of long-term debt, net	20.6	—	—	—	—		—	—		—	—		20.6
Gain on divestiture	(58.4)	—	—	—	—		—	—		—	—		(58.4)

Total other expenses, net	18.0	—	9.9	16.5	—		26.4	—		1.6	43.4		89.4

INCOME BEFORE INCOME TAXES	218.3	65.8	112.8	11.1	(35.6)		154.1	(5.2)		14.1	(43.4)		337.9
Income tax expense	53.0	0.9	—	—	—		0.9	34.9	i	4.2	(10.4	) 6(i)	82.6

NET INCOME	$165.3	$64.9	$112.8	$11.1	$(35.6)		$153.2	$(40.1)		$9.9	$(33.0)		$255.3

EARNINGS PER SHARE:
Net income—Basic	$8.61												$11.35

Net income—Diluted	$8.56												$11.30

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19.2												22.5
Restricted stock	—												—
Performance share units	0.1												0.1

Diluted	19.3												22.6

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The unaudited pro forma information depicts the accounting for the LHM Acquisition (“LHM Business Pro Forma Adjustments”), along with the assumed LHM Acquisition financing (“Financing Adjustments”) and present reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). In addition, pro forma information related to the Park Place acquisition, which closed in August 2020, for the pre-acquisition period of January 1, 2020 to August 23, 2020 has been added to the pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary to assist in understanding the Combined Company upon consummation of the LHM Acquisition and other Pro Forma Transactions.

The acquisition of the LHM Business will be accounted for as a business combination using the acquisition method of accounting under ASC Topic 805, Business Combinations. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the date of acquisition, with any excess purchase price allocated to goodwill. To date, the Company has estimated a preliminary allocation of the purchase price to the assets acquired and liabilities assumed in the LHM Acquisition based on available information, and will complete the allocation of such purchase price as further information becomes available. The final purchase price allocation may differ from that reflected in the following unaudited pro forma condensed combined financial statements, and these differences may be material.

The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2021, assumes that the following Pro Forma Transactions occurred on September 30, 2021:

•	the consummation of the LHM Acquisition in full;

•	the assumed net cash proceeds, after deducting the underwriting discount, of $600.0 million from the Company’s proposed issuance of approximately 3,300,000 shares of its common stock;

•	the proposed issuance of the $ million aggregate principal amount of 2029 Notes and $ billion aggregate principal amount of 2032 Notes;

•

the proposed drawdown of $175.1 million under the New Vehicle Floor Plan Facility, $140.0 million under the Used Vehicle Floor Plan Facility and $235.0 million under the 2019 Senior Credit Facility; and

•	the assumed execution and drawdown of $600.0 million in connection with the New Real Estate Facility.

The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2021, the year ended December 31, 2020 and the nine months ended September 30, 2020 assume that the Pro Forma Transactions, including this offering of Notes, occurred on January 1, 2020.

The pro forma adjustments reported in these financial statements are based upon available information and certain assumptions that the Company’s management believe are reasonable. See “Risk Factors—Risks Related to the LHM Acquisition—We may not acquire all assets of the LHM Business. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to represent or be indicative of what the results of operations or financial condition would have been had the Pro Forma Transactions actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial condition for any future period or as of any future date. See “Risk Factors—Risks Related to the LHM Acquisition—The pro forma financial information in this offering memorandum may not be reflective of our operating results and financial condition following the Transactions, particularly if less than all of the assets of the LHM Business are acquired.” The unaudited combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the LHM Acquisition. See the accompanying Note 9, Management’s Adjustments, for details on expected cost savings and synergies. The unaudited pro forma condensed combined financial information of the Combined Company should be read in conjunction with the audited and unaudited historical financial statements and related notes of the Company and the TCA Insurance Business, the LHM Dealership Business and LHM Real Estate Business.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

2. Proposed Sources of Purchase Price

The Company is expected to close on the LHM Acquisition in the fourth quarter of fiscal year 2021. The preliminary purchase price as described in the Equity Purchase Agreement is approximately $3.3 billion, excluding new vehicle inventory and estimated transaction fees and expenses related to the LHM Acquisition. The expected sources of the preliminary purchase consideration is as follows:

(In millions)
Cash, net of cash acquired	44.0
Proceeds of Senior Notes issuance	1,500.0
Proceeds from Common Stock issuance	600.0
New Vehicle Floor Plan Facility	175.1
Used Vehicle Floor Plan Facility	140.0
New Real Estate Facility	600.0
Senior Credit Facility Revolver	235.0

Preliminary purchase price	$3,294.1

3. Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the estimated purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on management’s estimates of fair value and assumptions related to information currently available. The following table summarizes the allocation of the estimated purchase price based on preliminary estimates of fair value:

Assets Acquired and Liabilities Assumed	(In millions)
Cash	$141.1
Investments, short-term	3.5
Contracts-in-transit	86.9
Accounts receivable	82.7
Inventories	357.2
Other current assets	29.0
Property and equipment	782.4
Goodwill and other intangible assets	2,075.9
Investments, long-term	127.9
Operating lease assets	34.0

Total assets acquired	3,720.6
Unearned premiums	(151.2)
Operating lease liabilities	(34.0)

Accounts payable and accrued liabilities	(208.9)
Other liabilities	(32.4)
Deferred taxes	—

Total liabilities assumed	(426.5)

Net assets acquired	$3,294.1

The fair value of property and equipment acquired is summarized below:

	Fair value (In millions)	Estimated useful life
Land	$274.4	N/A
Buildings	455.9	30-40 years
Leasehold improvements	2.5	Lesser of remaining lease term or life of asset
Construction in progress	17.1	N/A
Computer equipment and software	1.2	3-10 years
Company vehicles	2.2	3-5 years
Furniture, fixtures & equipment	29.1	3-10 years

	$782.4

The final purchase price allocation will be determined once the Company has completed the detailed valuations and necessary calculations related to the LHM Acquisition.

A decrease in the fair value of the assets acquired or liabilities assumed in the LHM Acquisition from the preliminary estimates presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill resulting from the LHM Acquisition. In addition, if the value of the property and equipment and other intangible assets is higher than the amount included in these unaudited pro forma condensed combined financial statements, it may result in higher depreciation and amortization expense than is presented herein. Any such increases could be material, and could result in the Company’s actual future financial condition or results of operations differing materially from that presented herein. As a result, the final purchase price allocation may differ materially from the preliminary purchase price allocation.

4. Reclassifications

The following reclassification adjustments were made to conform the presentation of the TCA Insurance Business financial information to the Company’s presentation (in millions):

Presentation in TCA Insurance Business Historical Combined Statements of Income	Presentation in Unaudited Pro Forma Condensed Combined Statements of Income	Nine Months Ended September 30, 2021	Year ended December 31, 2020	Nine Months Ended September 30, 2020
		(Dollars in millions)
Premium and administrative fee income	Revenue—Finance and insurance, net	160.5	190.9	143.5
Service and licensing fee income	Revenue—Finance and insurance, net	31.0	37.6	27.7
Claims expense incurred	Cost of Sales—Finance and insurance	32.3	42.5	32.0
Other cost of sales	Cost of Sales—Finance and insurance	0.7	0.5	0.4
Amortization of deferred acquisition costs	Cost of Sales—Finance and insurance	90.4	97.9	73.7
Salaries and benefits	Selling, general and administrative	2.9	3.8	2.8
Rent	Selling, general and administrative	0.2	0.2	0.2
Professional fees	Selling, general and administrative	0.8	1.0	0.8
Other general and administrative	Selling, general and administrative	1.0	1.5	1.3
Net investment income	Revenue—Finance and insurance, net	6.3	7.6	3.7
Net realized gains	Revenue—Finance and insurance, net	0.9	0.9	0.7
Other income	Revenue—Finance and insurance, net	2.1	2.2	1.9

Presentation in TCA Insurance Business Historical Balance Sheet	Presentation in Unaudited Pro Forma Condensed Combined Balance Sheet	As of September 30, 2021 (Dollars in millions)
Premiums receivables	Accounts receivable, net	16.1
Accrued investment income	Other current assets	0.6
Other receivable	Other current assets	0.1
Bonds, available for sale, at estimated fair value	Investments, long-term	25.2
Bonds, held-to-maturity, amortized cost	Investments, long-term	36.2
Common stock, available for sale	Investments, long-term	61.1
Mortgage loans, amortized cost, long-term portion	Investments, long-term	0.8
Alternative investments	Investments, long-term	4.2
Deferred income tax asset	Other long-term assets	0.1
Taxes, licenses, and fees, excluding income taxes	Accounts payable and accrued liabilities	0.1
Claims payable	Accounts payable and accrued liabilities	1.1
Unpaid losses and loss adjustment expenses	Accounts payable and accrued liabilities	2.1

The following reclassification adjustments were made to conform the presentation of the LHM Real Estate Business financial information to the Company’s presentation:

Presentation in LHM Real Estate Business Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	As of September 30, 2021 (Dollars in millions)
Land	Property and equipment, net	206.1
Buildings and leasehold improvements	Property and equipment, net	438.5
Furniture, fixtures, and equipment	Property and equipment, net	41.7
Construction and equipment in progress	Property and equipment, net	15.8
Accumulated depreciation and amortization	Property and equipment, net	172.9
Mortgage notes payable, net	Long-term debt	16.3
Parent’s net investment	Additional paid-in capital	80.0

Presentation in LHM Real Estate Business Historical Combined Statements of Income	Presentation in Unaudited Pro Forma Condensed Combined Statements of Income	Nine Months Ended September 30, 2021	Year ended December 31, 2020	Nine Months Ended September 30, 2020
		(Dollars in millions)
Repairs and maintenance	Selling, general and administrative	0.2	0.1	0.1
Loss on disposal of assets	Other operating (income) expense, net	0.2	—	0.2
Interest, investment, and other income	Other interest expense, net	0.6	0.5	1.0
Interest expense	Other interest expense, net	12.6	16.1	11.7
Unrealized (loss) gain on fair value of derivative instruments	Other interest expense, net	1.9	(7.0)	(5.7)

A reclassification adjustment of $0.8 million was made as a reduction to selling, general and administrative expense and as an increase to other operating (income) expense net, to conform the presentation of the LHM Dealership Business financial information to the Company’s presentation.

5. LHM Business Eliminations

The LHM Business limitation set forth in the unaudited pro forma condensed combined financial information reflect the elimination of certain inter-group transactions within the Condensed Combined Statements of Income as follows:

a.

The elimination of service and license fees payable by the LHM Dealership Business to the TCA Insurance Business which is recorded as selling, general and administrative expense in the LHM Dealership Business. Service and license fees revenue was $31.1 million for the nine months ended September 30, 2021, $37.6 million for the year ended December 31, 2020, and $27.7 million for the nine months ended September 30, 2020.

b.	The elimination of commissions earned by the LHM Dealership Business from the TCA Insurance Business in connection with the sale of the TCA Insurance Business F&I products;

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020	Nine Months Ended September 30, 2020
	(Dollars in millions)
Finance and insurance revenue	(145.9)	(164.9)	(123.4)
Other revenue	(0.2)	(0.1)	(0.1)
Finance and insurance cost of sales	(87.7)	(96.9)	(70.8)
Selling, general and administrative	(20.3)	(22.2)	(17.1)

c.	The elimination of P&S revenue and costs of goods sold in the LHM Dealership Business in connection with service related claims incurred by the TCA Insurance Business; and

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020	Nine Months Ended September 30, 2020
	(Dollars in millions)
Parts and service revenue	(26.8)	(32.7)	(24.5)
Parts and service cost of sales	(15.4)	(18.6)	(13.9)
Finance and insurance cost of sales	(11.4)	(14.1)	(10.6)

d.

The elimination of rental income in the LHM Real Estate Business payable by the LHM Dealership Business. Rental income was $46.4 million for the nine months ended September 30, 2021, $62.3 million for the year ended December 31, 2020, and $46.7 million for the nine months ended September 30, 2020.

6. LHM Business Pro Forma Adjustments

The LHM Business pro forma adjustments set forth in the unaudited pro forma condensed combined financial information reflect the following:

a.	Represents cash paid by the Company to the sellers of the LHM Business in exchange for the assets and liabilities acquired in the LHM Acquisition.

b.	The settlement or elimination of inter-group assets, liabilities and transactions between entities within the LHM Business including the following:

i.	Elimination of inter-company accounts receivable and accounts payable of $16.1 million;

ii.	Elimination of deferred acquisition costs related to commissions payable by the TCA Insurance Business to the LHM Dealership Business of $120.5 million (current) and $346.0 million (long-term);

iii.	Settlement of related party receivables of $58.8 million; and

iv.	Settlement of related party payables of $46.0 million and $434.4 million.

c.

Recording the preliminary fair value estimate of inventory acquired of $357.2 million adjusted to reverse a LIFO reserve of $6.2 million. Based on the preliminary fair value estimate, no significant future income statement impact is anticipated related to this fair value adjustment. In addition, the impact of the LIFO reserve within the historical LHM Dealership Business was eliminated from the Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 2021 ($14.8 million increase to net income before taxes), for the year ended December 31, 2020 ($4.6 million decrease to net income before taxes) and for the nine months ended September 30, 2020 ($3.5 million decrease to net income before taxes).

d.

The preliminary adjustment of $220.2 million to the historical carrying value of property and equipment acquired to its estimated fair value. The estimated fair value of property and equipment is expected to be depreciated over their estimated useful lives as outlined in Note 3, Preliminary Purchase Price Allocation. An adjustment to historical depreciation expense to reflect depreciation expense using adjusted fair values has been reflected in the Pro Forma Condensed Combined Statements of Income.

e.

To conform the LHM Business accounting policies to reflect the adoption of ASC Topic 842, Leases, including the right-of-use asset of $34.0 million and current ($7.5 million) and long-term ($26.6 million) lease liabilities for operating leases entered into and assumed in the LHM Acquisition.

f.

The recording of goodwill and indefinite-lived franchise intangible assets acquired of $2.1 billion and definite-lived value of business acquired intangible assets of $5.1 million, less the adjustment to remove the LHM Business’s historical goodwill of $86.4 million and franchise rights intangible assets of $174.2 million and the reversal of the franchise rights impairment charge of $7.4 million reflected in the LHM Dealership Business Statement of Income for the year ended December 31, 2020. Goodwill represents the excess cost of the LHM Business over the estimated fair value of the identifiable net assets acquired. Indefinite-lived franchise rights intangible assets represent the Company’s rights under franchise agreements with manufacturers, which will be recorded at an individual franchise level. The Condensed Combined Statements of Income include an increase to cost of sales, F&I, to reflect estimated amortization expense of acquired definite-lived value of business acquired intangible assets at their estimated fair value as follows:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020	Nine Months Ended September 30, 2020
	(Dollars in millions)
Amortization expense	0.8	1.0	0.8

g.

Represents the settlement of the Floor plan notes—trade, net of the LHM Dealership Business $9.0 million and Floor plan notes payable—non-trade, net of $173.2 million upon consummation of the LHM Acquisition.

h.	Represents the settlement of the LHM Real Estate Business long-term debt of $16.3 million.

i.

Represents adjustments to income tax provision. The income tax provision adjustment is calculated by applying the estimated U.S. statutory tax rates of 24% for the year ended December 31, 2020 and for the nine months ended September 30, 2021 and 2020 to the historical LHM Business pre-tax income to the extent certain entities forming part of the LHM Business were historically pass-through entities. The pro forma tax rates used in these Pro Forma Condensed Combined Statements of Income will likely vary from the actual effective tax rate in periods subsequent to the consummation of the LHM Acquisition.

j.	The equity impact of the elimination of historical equity balances of the LHM Business.

k.	The adjustment of $0.4 million to the reflect investments acquired at their estimated fair value.

l.

The recording of the preliminary fair value estimate of courtesy vehicles of $21.2 million and the related liability in the same amount recorded within Accounts payable and accrued liabilities to be consistent with the Company’s financial statement presentation.

m.	Represents the adjustments to record unearned premium related to TCA at its preliminary fair value.

n.	Basic and diluted weighted average per share data has been adjusted for the assumed issuance of 3,300,000 shares of Common Stock.

o.	Represents the reclassification of Contracts-in-transit, net of $86.9 million from Accounts receivable, net to align to the Company’s financial statement presentation.

p.	$3.5 million of transaction costs have been recorded in the Condensed Combined Statement of Income for the nine months ended September 30, 2021.

Management of the Company is currently in the process of conducting a more detailed review of accounting policies used in the historical financial statements of the TCA Insurance Business, the LHM Dealership Business and the LHM Real Estate Business to determine if differences in accounting policies require any further reclassification to conform to the Company’s accounting policies and classifications. As a result, we may identify additional differences between the accounting policies of the Company and the LHM Business that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

7. Park Place Pro Forma Financial Information

The unaudited pro forma condensed combined financial information presented below is derived from the historical financial statements for the six months ended June 30, 2020 and historical financial information for the pre-acquisition period from July 1, 2020 to August 23, 2020 of the Park Place dealerships acquired, as adjusted to give effect to the Park Place Acquisition and reflect the issuance of the $200.0 million notes issued by the seller of the Park Place dealerships and the drawdown of $127.5 million the New Vehicle Floor Plan Facility and $35.0 million under the Used Vehicle Floor Plan Facility which partly funded the purchase price.

The unaudited pro forma financial information for the nine months ended September 30, 2020 and for the year ended December 31, 2020, assume that the Park Place Acquisition occurred on January 1, 2019.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed financial information.

Park Place Pro Forma Financial Information

	Park Place Acquisition
	Nine Months Ended September 30, 2020 and Year Ended December 31, 2020	Park Place Pro Forma Adjustments		Pro Forma Park Place
	(In millions)
REVENUE:
New vehicle	$413.9	$(24.1	) a	$389.8
Used vehicle	327.7	(22.2	) a	305.5
Parts and service	151.1	(7.7	) a	143.4
Finance and insurance, net	18.1	(1.5	) a	16.6
Other	1.8	—		1.8

TOTAL REVENUE	912.6	(55.5)		857.1
COST OF SALES:
New vehicle	381.7	(22.2	) a	359.5
Used vehicle	304.2	(20.6	) a	283.6
Parts and service	66.9	(3.7	) a	63.2
Other	0.3	—		0.3

TOTAL COST OF SALES	753.1	(46.5)		706.6
GROSS PROFIT	159.5	(9.0)		150.5
OPERATING EXPENSES:
Selling, general, and administrative	125.3	7.7	a, b	133.0
Depreciation and amortization	7.1	(4.7	) a, c	2.4
Other operating (income) expense, net	(0.3)	(0.3	) a	(0.6)

INCOME FROM OPERATIONS	27.4	(11.7)		15.7
OTHER EXPENSES (INCOME):
Floor plan interest expense	1.7	(0.9	) a, d	0.8
Other interest expense, net	2.6	(1.8	) a, d	0.8
Gain on divestiture	—	—		—

Total other expenses, net	4.3	(2.7)		1.6

INCOME BEFORE INCOME TAXES	23.1	9.0		14.1

Income tax expense	—	4.2	a, e	4.2

NET INCOME	$23.1	$(13.2)		$9.9

Pro forma adjustments

The pro forma adjustments set forth in the unaudited pro forma condensed combined financial information reflect the following:

a.	Adjustments related to the divestiture of the Lexus Greenville dealership.

b.	The right-of-use asset and lease liabilities for operating leases entered into and assumed in the Park Place acquisition and related rent expense.

c.	The estimated depreciation expense associated with the fair value of property and equipment acquired.

d.

Changes in interest expense resulting from the $200.0 million Seller Notes issued, and the drawdowns under the New Vehicle Floor Plan Facility and Used Vehicle Floor Plan Facility, in connection with the Park Place acquisition, and resulting interest expense not incurred on the indebtedness of Park Place not assumed by the Company in the Acquisition.

e.

The income tax effect of the pro forma adjustments outlined in (a) through (d) above and the Park Place dealerships’ pre-tax income. The income tax provision adjustment is calculated by applying the estimated U.S. statutory tax rates of 24% for the year ended December 31, 2020 and for the nine months ended September 30, 2020.

8. Finance Adjustments

The finance adjustments set forth in the unaudited pro forma condensed combined financial information reflect certain proposed financing transactions and resultant changes in the Company’s indebtedness that have been assumed to have occurred in conjunction with LHM Acquisition. As it relates to the financings noted in (c) and (d) below for which interest expense is based on a variable interest rate, a change in the interest rate of 0.125% will result in an increase or decrease in Other interest expense, net of $1.4 million. The financing adjustments include the following:

a.

The assumed aggregate proceeds of $1.5 billion from the proposed issuance of 2029 Notes and 2032 Notes, as described herein, offset by the capitalized transaction costs of $18.8 million incurred in connection with the Senior Notes issuance. The pro forma condensed combined statements of income include the increase in interest expense and amortization of deferred finance charges resulting from the Senior Notes issuance.

b.

The assumed net proceeds, after deducting the underwriting discount, of $600.0 million arising from the proposed issuance of approximately 3,300,000 shares of the Company’s Common Stock at a share price of $195.71 per share as of October 29, 2021. The net proceeds reflected in the Pro Forma Condensed Combined Balance Sheet is offset by $19.5 million of transaction costs associated with the Common Stock issuance. The share price at the time of the Common Stock Offering may vary significantly from the share price reflected in the Pro Forma Condensed Combined Balance Sheet.

c.

The drawdowns of $175.1 million under the New Vehicle Floor Plan Facility ($21.2 million related to courtesy vehicles is reflected in Accounts payable and accrued liabilities while the remaining $153.9 million is reflected in Floor plan notes payable–non-trade, net) and $140.0 million under the Used Vehicle Floor Plan Facility (reflected in Floor plan notes payable–non-trade, net) and $235.0 million under the Revolving Credit Facility (reflected in Long-term debt), net of $2.2 million finance charges incurred. The pro forma condensed combined statements of income include the increase in interest expense and including the amortization of deferred finance charges of $2.2 million incurred in connection with the Senior Credit Facility drawdowns. To calculate the related interest expense, the interest rate applied to these drawdowns was the 1-month USD LIBOR rate as of September 30, 2021 of 0.08% plus an applicable margin.

d.

The assumed proceeds of $600.0 million from the New Real Estate Facility, offset by the capitalized transaction costs of $1.5 million incurred in connection with the execution of the New Real Estate Facility to finance the real estate properties acquired in connection with the LHM Acquisition. The pro forma condensed combined statements of income include the increase in interest expense and amortization of deferred finance charges resulting from the execution of the New Real Estate Facility within Other interest expense, net. To calculate the related interest expense, the interest rate applied to these drawdowns was the 1-month USD LIBOR rate as of September 30, 2021 of 0.08% plus an applicable margin.

e.

The commitment fees of $26.9 million included in Other interest expense, net for the year ended December 31, 2020 associated with the Bridge Commitment Letter, pursuant to which, among other things, the Commitment Parties and a syndicate of lenders (the “Bridge Lenders”) have committed to provide bridge debt financing for the LHM Acquisition, consisting of (i) a $2.35 billion HY Bridge Facility; and (ii) a $900.0 million 364-Bridge Facility, the availability of each will be reduced upon the completion of certain debt and equity financings, as applicable, including upon issuance of the Notes and the completion of the Common Stock offerings, and upon other specified events. We intend to terminate the commitments under the Bridge Commitment Letter when we obtain the permanent financing described above.

f.	The proceeds from the financing transactions referenced in (a) through (d) above resulted in the following cash proceeds:

As of September 30, 2021 (In millions)
Senior Notes Issuance	$1,500.0
Common Stock Issuance	600.0
New Vehicle Floor Plan Facility	175.1
Used Vehicle Floor Plan Facility	140.0
New Real Estate Facility	600.0
Senior Credit Facility Revolver	235.0
(Less) Transaction Costs and Finance Charges	(73.4)

Net Proceeds	$3,176.7

g.	Long-term debt comprises the following, net of debt issuance costs:

As of September 30, 2021 (In millions)
Senior Notes Issuance	$1,500.0
Senior Credit Facility Revolver	235.0
New Real Estate Facility	600.0
(Less) Debt Issuance Costs	(23.1)

$2,311.9
(Less) Current portion of Long-term debt	(30.0)

Net Proceeds	$2,281.9

9. Management’s Adjustments

The tables below reflect estimated cost savings consisting of a reduction in (i) corporate costs due to the elimination of family management fees of the LHM Business and (ii) the ability to leverage our scale to reduce costs related to purchasing certain information technology and advertising contracts through national vendor relationships, based on current contracted rates paid by Asbury.

These items below reflect all Management’s Adjustments that are, in the opinion of management, deemed necessary to a fair statement of the pro forma combined financial information presented. The adjustments presented include forward-looking information subject to safe-harbor protections of the Securities Act of 1934, and future results may vary significantly to what is presented below. Management’s Adjustments do not include the divestiture of up to six dealership franchises in connection with the LHM Acquisition, as required by the original equipment manufacturers.

	For the
	Nine Months Ended September 30, 2021	Year Ended December 31, 2020	Nine Months Ended September 30, 2020
	(In millions)
Pro forma combined net income	$577.7	$360.8	$255.3
Management’s adjustments:
Cost savings	51.8	43.5	30.3
Tax effect	(12.4)	(10.4)	(7.3)

Pro forma combined net income after management’s adjustments	$617.1	$393.9	$278.3

	For the Nine Months Ended September 30, 2021
	Pro forma combined	Cost savings, net of tax	Pro forma combined, after cost savings
Earnings per share
Basic	$25.56	$1.75	$27.31
Diluted	$25.34	$1.73	$27.07
Weighted average number of shares (in millions)
Basic	22.6	—	22.6
Diluted	22.8	—	22.8

	For the Year Ended December 31, 2020
	Pro forma combined	Cost savings, net of tax	Pro forma combined, after cost savings
Earnings per share
Basic	$16.04	$1.47	$17.51
Diluted	$15.96	$1.47	$17.43
Weighted average number of shares (in millions)
Basic	22.5	—	22.5
Diluted	22.6	—	22.6

	For the Nine Months Ended September 30, 2020
	Pro forma combined	Cost savings, net of tax	Pro forma combined, after cost savings
Earnings per share
Basic	$11.35	$1.02	$12.37
Diluted	$11.30	$1.01	$12.31
Weighted average number of shares (in millions)
Basic	22.5	—	22.5
Diluted	22.6	—	22.6